As filed with the Securities and Exchange Commission on July 25, 2007 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Endwave Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	95-4333817 (I.R.S. Employer Identification No.)
130 Baytech Drive
San Jose, CA 95134
(408) 522-3100
(Address of principal executive offices)

2007 Equity Incentive Plan
2000 Employee Stock Purchase Plan
(Full title of the plans)
Edward A. Keible, Jr.
130 Baytech Drive
San Jose, CA 95134
(408) 522-3100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jodie M. Bourdet, Esq.
Cooley Godward Kronish LLP
101 California Street, 5th Floor
San Francisco, CA 94111
415-693-2000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities		Offering	Aggregate	Amount of
to be Registered	Amount to be Registered	Price per Share (2)	Offering Price (2)	Registration Fee
Common Stock, par value $.001 per share	3,154,997 shares	$11.33	$35,746,116	$1,097.41

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on July 24, 2007 as reported on the Nasdaq Global Market.

EXPLANATORY NOTE
UNDERTAKINGS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.3
EXHIBIT 99.3
EXHIBIT 99.4

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed for the purpose of registering an additional: (i) 2,610,781 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2007 Equity Incentive Plan and (ii) 544,216 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2000 Employee Stock Purchase Plan. The 2007 Equity Incentive Plan amends, restates and retitles the Registrant’s 2000 Equity Incentive Plan and is a continuation of and successor to the 2000 Equity Incentive Plan.
INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8 NOS. 333-49012 AND 333-115183
The contents of the Registration Statements on Form S-8 Nos. 333-49012 and 333-115183 filed with the Securities and Exchange Commission on October 31, 2000 and May 5, 2004, respectively, are incorporated by reference herein.
EXHIBITS

Exhibit Number	Description of the Document

3.1(1)	Amended and Restated Certificate of Incorporation effective October 20, 2000.

3.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation effective June 28, 2002.

3.3(1)	Amended and Restated Bylaws effective October 20, 2000.

3.4(3)	Certificate of Designation for Series A Junior Participating Preferred Stock.

3.5(4)	Certificate of Designation of Series B Preferred Stock.

3.6(5)	Amendment to Amended and Restated Bylaws.

4.1(1)	Specimen Common Stock Certificate.

4.2(3)	Rights Agreement dated as of December 1, 2005 between the Registrant and Computershare Trust Company, Inc.

4.3(3)	Form of Rights Certificate.

4.4(4)	Preferred Stock and Warrant Purchase Agreement by and between Oak Investment Partners XI, Limited Partnership and the Registrant dated April 24, 2006.

4.5(4)	Warrant issued to Oak Investment Partners XI, Limited Partnership.

4.6(6)	Registration Rights Agreement by and between the Registrant and Arthur Steinberg, as receiver for Wood River Capital Management, L.L.C., Wood River Associates, L.L.C., Wood River Partners, L.P. and Wood River Partners Offshore, Ltd., dated as of May 17, 2007.

5.1	Opinion of Cooley Godward Kronish LLP.

10.1(7)+	Purchase Agreement between the Registrant and Nokia, dated January 1, 2006.

10.2(7)+	Frame Purchase Agreement by and between the Registrant and Siemens Mobile Communications Spa, dated January 16, 2006.

23.1	Consent of Burr, Pilger & Mayer LLP, independent registered public accounting firm.

23.2	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

23.3	Consent of Gilbert Associates, Inc.

24.1	Power of Attorney. Reference is made to the signature page.

99.1*(8)	2007 Equity Incentive Plan.

1.

Exhibit Number	Description of the Document

99.2*(1)	2000 Employee Stock Purchase Plan.

99.3*	Form of Stock Option Agreement under the 2007 Equity Incentive Plan.

99.4*	Form of Stock Option Agreement for Non-Employee Directors under the 2007 Equity Incentive Plan.

99.5*(1)	Form of 2000 Employee Stock Purchase Plan Offering Document.

*	Denotes a management compensatory plan or arrangement.

+	Confidential treatment has been requested for portions of this exhibit.

(1)	Previously filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-41302) and incorporated herein by reference.

(2)	Previously filed with the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 and incorporated herein by reference.

(3)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on December 5, 2005 and incorporated herein by reference.

(4)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on April 26, 2006 and incorporated herein by reference.

(5)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on February 5, 2007 and incorporated herein by reference.

(6)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on May 30, 2007 and incorporated herein by reference.

(7)	Previously filed with the Registrant’s Registration Statement on Form S-3 (Registration No. 333-144054) and incorporated herein by reference.

(8)	Previously filed as an appendix to the Registrant’s Proxy Statement on Schedule 14A filed on June 13, 2007 and incorporated herein by reference.

2.

UNDERTAKINGS
1.	The undersigned registrant hereby undertakes:
     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be

3.

deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

4.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on July 25, 2007.

Endwave Corporation
By:	/s/ Edward A. Keible
Edward A. Keible, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY
     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Edward A. Keible, Jr. and Brett W. Wallace, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward A. Keible Edward A. Keible	President, Chief Executive Officer and Director (Principal Executive Officer)	July 25, 2007

/s/ Brett W. Wallace Brett W. Wallace	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 25, 2007

/s/ Brett W. Wallace Brett W. Wallace	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)	July 25, 2007

/s/ Edward C.V. Winn Edward C.V. Winn	Chairman of the Board of Directors	July 25, 2007

/s/ Joseph J. Lazzara Joseph J. Lazzara	Director	July 25, 2007

/s/ John F. McGrath, Jr. John F. McGrath, Jr.	Director	July 25, 2007

/s/ Wade Meyercord Wade Meyercord	Director	July 25, 2007

/s/ Eric D. Stonestrom Eric D. Stonestrom	Director	July 25, 2007

5.

EXHIBIT INDEX

Exhibit Number	Description of the Document
5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Burr, Pilger & Mayer LLP, independent registered public accounting firm.

23.2	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

23.3	Consent of Gilbert Associates, Inc.

24.1	Power of Attorney. Reference is made to the signature page.

99.3*	Form of Stock Option Agreement under the 2007 Equity Incentive Plan.

99.4*	Form of Stock Option Agreement for Non-Employee Directors under the 2007 Equity Incentive Plan.

*	Denotes a management compensatory plan or arrangement.

6.